Exhibit 99.1

Fox Factory Holding Corp. Announces Third Quarter Fiscal 2020 Financial Results
Achieves Record Third Quarter Sales of $260.7 Million
Gross Margin Increases 130 Basis Points to 34.3%
Reports Earnings per Diluted Share of $0.90
Record Adjusted Earnings per Diluted Share of $1.07
Reinitiates Fiscal 2020 Guidance
BRASELTON, Georgia, November 10, 2020 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter and nine months ended October 2, 2020.
Third Quarter Fiscal 2020 Highlights
•Sales increased 23.4% to $260.7 million, compared to $211.3 million in the same period last fiscal year
•Gross margin increased 130 basis points to 34.3%, compared to 33.0% in the same period last fiscal year; non-GAAP adjusted gross margin increased 110 basis points to 34.5% compared to the same period last fiscal year
•Net income attributable to FOX stockholders was $38.0 million, or 14.6% of sales and $0.90 of earnings per diluted share, compared to $29.5 million, or 14.0% of sales and $0.75 of earnings per diluted share in the same period last fiscal year
•Non-GAAP adjusted net income was $45.4 million, or $1.07 of adjusted earnings per diluted share, compared to $32.7 million, or $0.83 of adjusted earnings per diluted share in the same period last fiscal year
•Adjusted EBITDA was $60.1 million, or 23.1% of sales, compared to $43.6 million, or 20.6% of sales in the same period last fiscal year

"Our record third quarter results demonstrate not only the success of our superior products but also the phenomenal resilience and execution by our entire global team. With swift allocation of resources, we were able to take advantage of the strong demand trends within our end markets, while still driving gross margin improvement amid an uncertain and complex manufacturing environment" commented Mike Dennison, FOX’s Chief Executive Officer. "The FOX brand is resonating with consumers who are seeking innovative products with high performance and industry defining capabilities, which is evident in the exceptional 32% revenue growth of our Specialty Sports Group. FOX’s premium brand positioning is a key differentiator for OEM partners and aftermarket enthusiasts, and our Powered Vehicles Group is the beneficiary of our long heritage as an industry pioneer. Based on the strength of our year-to-date results and our expectation for momentum to continue through the fourth quarter, we are pleased to reinitiate annual guidance for 2020.”

Sales for the third quarter of fiscal 2020 were $260.7 million, an increase of 23.4% as compared to sales of $211.3 million in the third quarter of fiscal 2019. This increase in sales reflects a 17.7% increase in Powered Vehicles Group sales, and a 32.4% increase in Specialty Sports Group sales. The increase in Powered Vehicles Group products is primarily due the impact of SCA, a subsidiary which was acquired in March 2020. The increase in Specialty Sports Group products is primarily driven by increased demand in both the original equipment manufacturer ("OEM") and aftermarket channels.

Gross margin was 34.3% for the third quarter of fiscal 2020, a 130 basis point increase from gross margin of 33.0% in the third quarter of fiscal 2019. Non-GAAP adjusted gross margin increased 110 basis points to 34.5% from the same prior fiscal year period, excluding the effects of strategic transformation and acquisition related costs. The increase in gross margin was primarily due to favorable product and channel mix including the impact of the SCA acquisition. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $43.9 million for the third quarter of fiscal 2020, compared to $34.5 million in the third quarter of fiscal 2019. The increase in operating expenses is primarily due to the inclusion of SCA operating costs of $4.4 million, amortization expense of $3.6 million, and acquisition-related compensation costs of $1.3 million. As a percentage of sales, operating expenses were 16.8% for the third quarter of fiscal 2020, compared to 16.3% in the third quarter of fiscal 2019. Non-GAAP operating expenses were $36.4 million, or 14.0% of sales in the third quarter of fiscal 2020, compared to $31.5 million, or 14.9%, of sales in the third quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 12.5% in the third quarter of fiscal 2020, compared to an effective tax rate of 12.9% in the third quarter of fiscal 2019.
Net income attributable to FOX stockholders in the third quarter of fiscal 2020 was $38.0 million, compared to $29.5 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2020 were $0.90, compared to earnings per diluted share of $0.75 for the third quarter of fiscal 2019.
Non-GAAP adjusted net income was $45.4 million, or $1.07 of adjusted earnings per diluted share, compared to adjusted net income of $32.7 million, or $0.83 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per diluted share are provided at the end of this press release.
Adjusted EBITDA in the third quarter of fiscal 2020 was $60.1 million, compared to $43.6 million in the third quarter of fiscal 2019. Adjusted EBITDA margin in the third quarter of fiscal 2020 was 23.1%, compared to 20.6% in the third quarter of fiscal 2019. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
First Nine Months Fiscal 2020 Results
Sales for the nine months ended October 2, 2020, were $628.2 million, an increase of 11.2% compared to the same period in 2019. Sales of Powered Vehicle and Specialty Sports products increased 8.8% and 14.8%, respectively, for the first nine months of 2020 compared to the prior year period.
Gross margin was 32.8% in the first nine months of fiscal 2020, a 40 basis point increase, compared to gross margin of 32.4% in the first nine months of fiscal 2019. On a non-GAAP basis, adjusted gross margin increased 30 basis points, excluding the effects of strategic transformation and acquisition related costs. The increase in year-to-date gross margin was primarily due to the impact of the SCA acquisition and a change in product and channel mix partially offset by incremental cost due to government mandated closures in response to the COVID-19 pandemic. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Net income attributable to FOX stockholders in the first nine months of fiscal 2020 was $58.9 million, compared to $70.5 million in the first nine months of the prior year. Earnings per diluted share for the first nine months of fiscal 2020 was $1.46, compared to $1.80 in the same period of fiscal 2019.

Non-GAAP adjusted net income in the first nine months of fiscal 2020 was $85.6 million, or $2.12 of adjusted earnings per diluted share, compared to $80.9 million, or $2.07 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $125.1 million in the first nine months of fiscal 2020, compared to $111.8 million in the first nine months of fiscal 2019. Adjusted EBITDA margin increased to 19.9% in the first nine months of fiscal 2020, compared to 19.8% in the first nine months of fiscal 2019. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Balance Sheet Highlights
As of October 2, 2020, the Company had cash and cash equivalents of $278.2 million compared to $43.7 million as of January 3, 2020. The cash balance reflects $198.2 million from the Company's June 2020 common stock offering of 2.8 million shares. Inventory was $135.7 million as of October 2, 2020, compared to $128.5 million as of January 3, 2020. As of October 2, 2020, accounts receivable and accounts payable were $114.1 million and $101.4 million, respectively, compared to $91.6 million and $55.1 million, respectively, as of January 3, 2020. The changes in inventory, accounts receivable, and accounts payable reflect seasonality as well as timing of vendor payments. Prepaids and other current assets increased to $31.6 million as of October 2, 2020, compared to $17.9 million as of January 3, 2020, primarily due to SCA-related items including vehicle chassis deposits and contingent retention incentives held in escrow.
Property, plant and equipment, net was $156.8 million as of October 2, 2020, compared to $108.4 million as of January 3, 2020 reflecting capital expenditures of $46.0 million as well as the acquisition of SCA.
Total debt was $389.2 million, compared to $68.0 million as of January 3, 2020. The increase is primarily due to borrowings to fund the acquisition of SCA in the first quarter of fiscal 2020.
Fiscal 2020 Guidance
For the fourth quarter of fiscal 2020, the Company is reinitiating guidance and now expects sales in the range of $240.0 million to $250.0 million and non-GAAP adjusted earnings per diluted share in the range of $0.72 to $0.80.
For the fiscal year 2020, the Company expects sales in the range of $868.2 million to $878.2 million and non-GAAP adjusted earnings per diluted share in the range of $2.84 to $2.92. Our guidance assumes there are no additional government restrictions or other unforeseen COVID related impacts.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the fourth quarter and full fiscal year 2020 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13711755. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading powered vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines non-GAAP adjusted gross margin as gross profit margin adjusted for certain strategic transformation costs and the amortization of acquired inventory valuation markup. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of	As of
	October 2,	January 3
	2020	2020

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$278,246	$43,736
Accounts receivable (net of allowances of $837 and $810 at October 2, 2020 and January 3, 2020, respectively)	114,097	91,632
Inventory	135,687	128,505
Prepaids and other current assets	31,605	17,940
Total current assets	559,635	281,813
Property, plant and equipment, net	156,819	108,379
Lease right-of-use assets	25,695	17,472
Deferred tax assets	18,525	25,725
Goodwill	287,113	93,527
Intangibles, net	209,590	81,949
Other assets	3,149	451
Total assets	$1,260,526	$609,316
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$101,439	$55,144
Accrued expenses	61,393	35,744
Reserve for uncertain tax positions	1,055	925
Current portion of long-term debt	10,000	—
Total current liabilities	173,887	91,813
Line of credit	—	68,000
Long-term debt, less current portion	379,242	—
Other liabilities	23,470	11,584
Total liabilities	576,599	171,397
Redeemable non-controlling interest	—	15,719
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of October 2, 2020 and January 3, 2020	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,601 shares issued and 41,712 outstanding as of October 2, 2020; 39,448 shares issued and 38,559 outstanding as of January 3, 2020	42	39
Additional paid-in capital	334,486	123,274
Treasury stock, at cost; 890 common shares as of October 2, 2020 and January 3, 2020	(13,754)	(13,754)
Accumulated other comprehensive (loss) income	(32)	150
Retained earnings	363,185	312,491
Total stockholders’ equity	683,927	422,200
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,260,526	$609,316

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Sales	$260,700	$211,317	$628,163	$565,139
Cost of sales	171,226	141,500	422,088	382,045
Gross profit	89,474	69,817	206,075	183,094
Operating expenses:
Sales and marketing	13,667	11,660	38,291	32,186
Research and development	8,514	8,376	24,779	23,442
General and administrative	16,463	12,727	53,443	36,065
Amortization of purchased intangibles	5,277	1,694	13,084	4,751
Total operating expenses	43,921	34,457	129,597	96,444
Income from operations	45,553	35,360	76,478	86,650
Other expense, net:
Interest expense	2,291	748	7,030	2,582
Other (income) expense	(189)	(37)	(57)	532
Other expense, net	2,102	711	6,973	3,114
Income before income taxes	43,451	34,649	69,505	83,536
Provision for income taxes	5,431	4,473	9,555	11,596
Net income	38,020	30,176	59,950	71,940
Less: net income attributable to non-controlling interest	—	689	1,072	1,429
Net income attributable to FOX stockholders	$38,020	$29,487	$58,878	$70,511
Earnings per share:
Basic	$0.91	$0.77	$1.48	$1.84
Diluted	$0.90	$0.75	$1.46	$1.80
Weighted-average shares used to compute earnings per share:
Basic	41,616	38,451	39,726	38,259
Diluted	42,206	39,174	40,314	39,151

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and nine months ended October 2, 2020 and September 27, 2019. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Net income attributable to FOX stockholders	$38,020	$29,487	$58,878	$70,511
Amortization of purchased intangibles	5,277	1,694	13,084	4,751
Patent litigation-related expenses	484	860	1,627	4,047
Other acquisition and integration-related expenses (1)	1,567	831	13,944	1,944
Strategic transformation costs (2)	622	244	2,322	1,160
Tax reform implementation costs	—	—	—	186
Tax impacts of reconciling items above (3)	(613)	(445)	(4,258)	(1,678)
Non-GAAP adjusted net income	$45,357	$32,671	$85,597	$80,921

Non-GAAP adjusted EPS
Basic	$1.09	$0.85	$2.15	$2.12
Diluted	$1.07	$0.83	$2.12	$2.07

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	41,616	38,451	39,726	38,259
Diluted	42,206	39,174	40,314	39,151
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Acquisition related costs and expenses	$1,567	$162	$13,884	$847
Finished goods inventory valuation adjustment	—	669	60	1,097
Other acquisition and integration-related expenses	$1,567	$831	$13,944	$1,944
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and nine month periods ended October 2, 2020, $144 and $965 is classified as operating expense, and $478 and $1,357 is classified as cost of sales, respectively. For the three and nine month periods ended September 27, 2019, $244 and $664, respectively is classified as operating expenses and for the nine months ended September 27, 2019 $496 is classified as cost of sales.
(3) Tax impact calculated based on the respective year to date effective tax rate, including the full year impact of non-deductible transaction costs.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended October 2, 2020 and September 27, 2019. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Net income	$38,020	$30,176	$59,950	$71,940
Provision for income taxes	5,431	4,473	9,555	11,596
Depreciation and amortization	9,709	4,663	24,739	12,857
Non-cash stock-based compensation	2,362	1,605	6,360	4,955
Patent litigation-related expenses	484	860	1,627	4,047
Other acquisition and integration-related expenses (1)	1,409	831	13,570	1,944
Strategic transformation costs (2)	622	244	2,322	1,160
Tax reform implementation costs	—	—	—	186
Other expense, net	2,102	711	6,973	3,114
Adjusted EBITDA	$60,139	$43,563	$125,096	$111,799

Net Income Margin	14.6%	14.3%	9.5%	12.7%

Adjusted EBITDA Margin	23.1%	20.6%	19.9%	19.8%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $158 and $373 in stock-based compensation for the three and nine month periods ended October 2, 2020, and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Acquisition related costs and expenses	$1,409	$162	$13,510	$847
Finished goods inventory valuation adjustment	—	669	60	1,097
Other acquisition and integration-related expenses	$1,409	$831	$13,570	$1,944
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations. For the three and nine month periods ended October 2, 2020, $144 and $965 is classified as operating expense, and $478 and $1,357 is classified as cost of sales, respectively. For the three and nine month periods ended September 27, 2019, $244 and $664, respectively is classified as operating expenses and for the nine months ended September 27, 2019 $496 is classified as cost of sales.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)
The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and nine months ended October 2, 2020 and September 27, 2019, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Sales	$260,700	$211,317	$628,163	$565,139

Gross Profit	$89,474	$69,817	$206,075	$183,094
Strategic transformation costs (1)	478	—	1,357	496
Amortization of acquired inventory valuation markup (2)	—	669	60	1,097
Non-GAAP Adjusted Gross Profit	$89,952	$70,486	$207,492	$184,687

Gross Margin	34.3%	33.0%	32.8%	32.4%

Non-GAAP Adjusted Gross Margin	34.5%	33.4%	33.0%	32.7%
(1) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(2) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2020 acquisition of SCA and our 2019 acquisition of Ridetech.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and nine months ended October 2, 2020 and September 27, 2019. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	October 2,	September 27,	October 2,	September 27,
	2020	2019	2020	2019
Sales	$260,700	$211,317	$628,163	$565,139

Operating Expense	$43,921	$34,457	$129,597	$96,444
Amortization of purchased intangibles	(5,277)	(1,694)	(13,084)	(4,751)
Patent litigation-related expenses	(484)	(860)	(1,627)	(4,047)
Other acquisition and integration-related expenses (1)	(1,567)	(162)	(13,884)	(847)
Strategic transformation costs (2)	(144)	(244)	(965)	(664)
Tax reform implementation costs	—	—	—	(186)
Non-GAAP operating expense	$36,449	$31,497	$100,037	$85,949

Operating expense as a percentage of sales	16.8%	16.3%	20.6%	17.1%

Non-GAAP operating expense as a percentage of sales	14.0%	14.9%	15.9%	15.2%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the impact of the global outbreak of COVID-19 on the Company’s business and operations; the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
FOX
Vivek Bhakuni
706-471-5241
VBhakuni@ridefox.com